Contact:	Marissa Vidaurri
Investor Relations
(512) 683-6873

National Instruments Reports Q3 2016 Revenue of $306 Million
Strong Revenue Growth in Software and Record Revenue in RF

Q3 2016 Highlights
•	Revenue of $306 million, up 2 percent year over year in U.S. dollar terms with core revenue up 4 percent year over year
•	GAAP gross margin of 75 percent, up 70 basis points year over year
•	Non-GAAP gross margin of 75.7 percent, up 30 basis points year over year
•	Fully diluted GAAP EPS of $0.19 and fully diluted non-GAAP EPS of $0.25
•	Currency volatility in Q3 resulted in a $0.8 million loss on foreign exchange
~~•~~	EBITDA of $46 million
•	Cash and short-term investments of $353 million as of Sept. 30, 2016

AUSTIN, Texas – Oct. 27, 2016 – National Instruments (Nasdaq: NATI) today announced Q3 2016 revenue of $306 million, up 2 percent year over year in U.S. dollar terms with core revenue up 4 percent year over year. The company's definition of core revenue is GAAP revenue excluding the impact of NI's largest customer and the impact of foreign currency exchange. A reconciliation of GAAP revenue to core revenue is included with this news release.

In Q3 2016, NI received $5 million in orders from its largest customer compared with $6 million in orders from this customer in Q3 2015. Excluding NI's largest customer, the company's total order growth was up 5 percent in U.S. dollar terms for the quarter. The impact of foreign currency exchange reduced our year-over-year order growth by 3 percent. Orders under $20,000 were down 3 percent year over year; orders between $20,000 and $100,000 were up 2 percent year over year; and orders above $100,000 were up 34 percent year over year.

GAAP net income for Q3 was $24.5 million, with fully diluted earnings per share (EPS) of $0.19, and non-GAAP net income was $32.1 million, with non-GAAP fully diluted EPS of $0.25. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $46.1 million.

In Q3, GAAP gross margin was 75.0 percent and non-GAAP gross margin was 75.7 percent. Total GAAP operating expenses were $200 million, up 5 percent year over year. Total non-GAAP operating expenses were $194 million, up 6 percent year over year. GAAP operating margin was 9.6 percent in Q3, with GAAP operating income of $29.4 million. Non-GAAP operating margin was 12.5 percent in Q3, with non-GAAP operating income of $38.3 million.

"Over the last decade, we have made the long-term strategic investments necessary to make NI a company built to last," said James Truchard, NI president, co-founder and CEO. "I believe the strong platform-based product offering and ecosystem we have today, coupled with significant progress in key areas including RF, FPGA and software puts NI in a strategically differentiated position."

Alex Davern, NI COO and CFO, said, "We continued to execute well in the third quarter, delivering revenue growth year-over-year. I am encouraged by our order growth this quarter and believe that the strong growth in orders over $100,000 reflects improving confidence among our larger customers. We believe we will continue to build on the multi-year investments that we have made to help deliver continued revenue growth and drive towards our 18 percent non-GAAP operating margin target."

Geographic revenue in U.S. dollar terms for Q3 2016 compared with Q3 2015 was up 3 percent in the Americas and down 6 percent in EMEIA. Revenue growth in APAC was strong at approximately 12 percent year over year. In constant currency terms, revenue was up 3 percent in the Americas, up 1 percent in EMEIA and up 12 percent in APAC. Historical revenue from these three regions can be found on NI's investor website at www.ni.com/nati.

As of Sept. 30, 2016, NI had $353 million in cash and short-term investments. During the quarter, NI paid $26 million in dividends and repaid $15 million of the outstanding balance under its line of credit. The NI Board of Directors approved a quarterly dividend of $0.20 per share payable on Dec. 5, 2016, to stockholders of record on Nov.14, 2016.
The company's non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions and restructuring charges. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

Guidance for Q4 2016
NI currently expects Q4 revenue to be in the range of $323 million to $353 million. Based on current exchange rates, the company expects that the impact of the strengthening U.S. dollar will reduce the company's year-over-year dollar revenue growth rate by approximately 2 percent in Q4. We are expecting our non-GAAP effective tax rate to be approximately 25 percent in Q4. For 2017, we are expecting our non-GAAP effective tax rate to be in the range of 18 percent to 20 percent. The company currently expects that GAAP fully diluted EPS will be in the range of $0.23 to $0.37 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.31 to $0.45.
Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its year over year change in core revenue, gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month periods ending September 30, 2016 and 2015, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS and expected effective tax rate. We are not able to provide guidance on our GAAP tax rate or a related reconciliation without unreasonable efforts since our future GAAP tax rate depends on our future stock price and related information that is not currently available.
When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.
This news release discloses the company's EBITDA for the three- month periods ending Sept. 30, 2016 and 2015. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release. This news release also discloses the year over year change in the company's core revenue for the three- month period ending September 30, 2016.  The company believes that including its core revenue assists investors in assessing the company's operational performance. A reconciliation of GAAP revenue to core revenue is included with this news release.
Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q3 2016 earnings conference call with NI management today, Oct. 27, at 4:00 p.m. CT at www.ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code 89727566, shortly after the call through Oct. 30 at 11:00 p.m. CT or by visiting the company's website at www.ni.com/call. Presentation materials referred to on the conference call can be found at www.ni.com/nati.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding making NI a company built to last, that the strong platform-based product offering and ecosystem we have today, coupled with significant progress in key areas including RF, FPGA and software puts NI in a strategically differentiated position, being encouraged by our order growth this quarter, belief that the strong growth in orders over $100,000 reflects improving confidence among our larger customers, that we will continue to build on the multi-year investments that we have made to help deliver continued revenue growth and drive towards our 18% non-GAAP operating margin target, expecting Q4 revenue to be in the range of $323 million to $353 million, that the impact of the strengthening of the U.S. dollar will reduce the company's year-over-year dollar revenue growth rate by approximately 2 percent in Q4, expecting our non-GAAP effective tax rate to be approximately 25 percent in Q4, that for 2017 we are expecting our non-GAAP effective tax rate to be in the range of 18 percent to 20 percent, and our guidance for GAAP fully diluted EPS and non-GAAP fully diluted EPS for Q4.  These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI's largest customer, component shortages, delays in the release of new products, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2015, its Form 10-Q for the quarter ended June 30, 2016; and the other documents it files with the SEC for other risks associated with the company's future performance.

About NI
Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world's greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI's integrated hardware and software platform to improve the world we live in.

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$300,652	$251,129
Short-term investments	52,277	81,789
Accounts receivable, net	206,171	216,244
Inventories, net	196,391	185,197
Prepaid expenses and other current assets	55,281	65,381
Total current assets	810,772	799,740

Property and equipment, net	261,859	257,853
Goodwill	261,372	257,718
Intangible assets, net	110,161	108,196
Other long-term assets	28,729	30,349
Total assets	$1,472,893	$1,453,856

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$53,192	$50,970
Accrued compensation	31,615	27,956
Deferred revenue - current	113,645	112,283
Accrued expenses and other liabilities	23,940	11,756
Other taxes payable	33,461	37,250
Total current liabilities	255,853	240,215

Long-term debt	25,000	37,000
Deferred income taxes	37,787	44,673
Liability for uncertain tax positions	10,037	11,974
Deferred revenue - long-term	28,148	27,708
Other long-term liabilities	8,657	10,565
Total liabilities	365,482	372,135

Stockholders' equity:
Preferred stock	-	-
Common stock	1,289	1,275
Additional paid-in capital	758,411	717,705
Retained earnings	372,893	400,831
Accumulated other comprehensive loss	(25,182)	(38,090)
Total stockholders' equity	1,107,411	1,081,721
Total liabilities and stockholders' equity	$1,472,893	$1,453,856

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net sales:
Product	$278,521	$271,683	$816,486	$807,064
Software maintenance	27,843	28,129	83,161	84,053
Total net sales	306,364	299,812	899,647	891,117

Cost of sales:
Product	74,734	75,144	225,261	225,646
Software maintenance	1,998	2,022	5,126	4,531
Total cost of sales	76,732	77,166	230,387	230,177

Gross profit	229,632	222,646	669,260	660,940

Operating expenses:
Sales and marketing	116,662	114,507	346,230	335,916
Research and development	59,066	52,533	178,244	168,462
General and administrative	24,537	23,255	74,308	69,391
Total operating expenses	200,265	190,295	598,782	573,769

Operating income	29,367	32,351	70,478	87,171

Other income (expense):
Interest income	276	396	787	1,089
Net foreign exchange (loss) gain	(760)	286	(1,471)	(1,965)
Other (expense) income, net	301	133	(2,052)	787

Income before income taxes	29,184	33,166	67,742	87,082

Provision for income taxes	4,695	9,988	14,155	23,958

Net income	$24,489	$23,178	$53,587	$63,124

Basic earnings per share	$0.19	$0.18	$0.42	$0.49
Diluted earnings per share	$0.19	$0.18	$0.42	$0.49

Weighted average shares outstanding -
basic	128,815	127,935	128,233	128,219
diluted	129,047	128,229	128,738	128,856

Dividends declared per share	$0.20	$0.19	$0.60	$0.57

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Nine Months Ended September 30,
	2016	2015

Cash flow from operating activities:
Net income	$53,587	$63,124
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,164	55,157
Stock-based compensation	19,635	19,151
Tax expense/(benefit) expense from deferred income taxes	(7,321)	(7,404)
Tax benefit from stock option plans	(439)	(944)
Net change in operating assets and liabilities	32,454	(8,603)
Net cash provided by operating activities	153,080	120,481

Cash flow from investing activities:
Capital expenditures	(34,408)	(28,102)
Capitalization of internally developed software	(24,048)	(22,639)
Additions to other intangibles	(1,969)	(2,240)
Acquisitions, net of cash received	(549)	(28,629)
Purchases of short-term investments	(9,054)	(29,649)
Sales and maturities of short-term investments	38,566	44,752
Net cash used by investing activities	(31,462)	(66,507)

Cash flow from financing activities:
Proceeds from revolving line of credit	15,000	42,000
Principal payments on revolving line of credit	(27,000)	(17,000)
Proceeds from issuance of common stock	22,157	21,252
Repurchase of common stock	(5,635)	(72,559)
Dividends paid	(77,056)	(73,406)
Tax benefit from stock option plans	439	944
Net cash used by financing activities	(72,095)	(98,769)

Net change in cash and cash equivalents	49,523	(44,795)
Cash and cash equivalents at beginning of period	251,129	274,030
Cash and cash equivalents at end of period	$300,652	$229,235

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition intangibles, acquisition related transaction costs, restructuring charges, foreign exchange loss on acquisitions and taxes levied on the transfer of acquired intellectual property that were recorded in the line items indicated below (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		June 30,

	2016	2015	2016	2015
Stock-based compensation
Cost of sales	$556	$499	$1,643	$1,427
Sales and marketing	2,635	2,854	8,422	8,303
Research and development	2,027	2,132	6,745	6,764
General and administrative	921	921	2,764	2,656
Provision for income taxes	(2,092)	(1,933)	(6,202)	(5,420)
Total	$4,047	$4,473	$13,372	$13,730

Amortization of acquisition intangibles
Cost of sales	$1,599	$2,643	$7,621	$7,858
Sales and marketing	502	423	2,141	1,299
Research and development	276	322	815	983
Other income, net	-	145	-	448
Provision for income taxes	854	(1,152)	1,312	(3,469)
Total	$3,231	$2,381	$11,889	$7,119

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$74	$169	$253	$974
Sales and marketing	42	-	141	-
Research and development	236	-	648	-
General and administrative	97	238	317	442
Foreign exchange gain (loss) [1]	-	-	94	-
Other income (loss), net[2]	-	-	2,475	-
Provision for income taxes	(156)	(59)	(1,358)	(390)
Total	$293	$348	$2,570	$1,026
(1) Foreign exchange losses on acquisitions were $94 and $0 for the nine month periods ended September 30, 2016 and 2015, respectively
(2) Taxes levied on the transfer of acquired intellectual property were $2,475 and $0 for the nine month periods ended September 30, 2016 and 2015, respectively

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$229,632	$222,646	$669,260	$660,940
Stock-based compensation	556	499	1,643	1,427
Amortization of acquisition intangibles	1,599	2,643	7,621	7,858
Acquisition transaction costs and restructuring charges	74	169	253	974
Non-GAAP gross profit	$231,861	$225,957	$678,777	$1,199
Non-GAAP gross margin	75.7%	75.4%	75.4%	75.3%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$200,265	$190,295	$598,782	$573,769
Stock-based compensation	(5,583)	(5,907)	(17,931)	(17,723)
Amortization of acquisition intangibles	(778)	(745)	(2,956)	(2,282)
Acquisition transaction costs and restructuring charges	(375)	(238)	(1,106)	(442)
Non-GAAP operating expenses	$193,529	$183,405	$576,789	$553,322

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$29,367	$32,351	$70,478	$87,171
Stock-based compensation	6,139	6,406	19,574	19,150
Amortization of acquisition intangibles	2,377	3,388	10,577	10,140
Acquisition transaction costs and restructuring charges	449	407	1,359	1,416
Non-GAAP operating income	$38,332	$42,552	$101,988	$117,877
Non-GAAP operating margin	12.5%	14.2%	11.3%	13.2%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$29,184	$33,166	$67,742	$87,082
Stock-based compensation	6,139	6,406	19,574	19,150
Amortization of acquisition intangibles	2,377	3,533	10,577	10,588
Acquisition transaction costs and restructuring charges	449	407	1,359	1,416
Foreign exchange loss on acquisitions	-	-	94	-
Taxes levied on transfer of acquired intellectual property	-	-	2,474	-
Non-GAAP income before income taxes	$38,149	$43,512	$101,820	$118,236

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$4,695	$9,988	$14,155	$23,958
Stock-based compensation	2,092	1,933	6,202	5,420
Amortization of acquisition intangibles	(854)	1,152	(1,312)	3,469
Acquisition transaction costs, restructuring charges, and other	156	59	1,358	390
Non-GAAP provision for income taxes	$6,089	$13,132	$20,403	$33,237

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income, as reported	$24,489	$23,178	$53,587	$63,124
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,047	4,473	13,372	13,730
Amortization of acquisition intangibles, net of tax effect	3,231	2,381	11,889	7,119
Acquisition transaction costs, restructuring, and other, net of tax effect	293	348	2,570	1,026
Non-GAAP net income	$32,060	$30,380	$81,418	$84,999

Basic EPS, as reported	$0.19	$0.18	$0.42	$0.49
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.03	0.04	0.10	0.11
Impact of amortization of acquisition intangibles, net of tax effect	0.03	0.02	0.09	0.06
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	-	-	0.02	-
Non-GAAP basic EPS	$0.25	$0.24	$0.63	$0.66

Diluted EPS, as reported	$0.19	$0.18	$0.42	$0.49
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.03	0.04	0.10	0.11
Impact of amortization of acquisition intangibles, net of tax effect	0.03	0.02	0.09	0.06
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	-	-	0.02	-
Non-GAAP diluted EPS	$0.25	$0.24	$0.63	$0.66

Weighted average shares outstanding -
Basic	128,815	127,935	128,233	128,219
Diluted	129,047	128,229	128,738	128,856

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income, as reported	$24,489	$23,178	$53,587	$63,124
Adjustments to reconcile net income to EBITDA:
Interest income	(53)	(396)	(194)	(1,089)
Tax expense	4,695	9,988	14,155	23,958
Depreciation and amortization	16,947	18,655	55,164	55,157
EBITDA	$46,078	$51,425	$122,712	$141,150
Weighted average shares outstanding - Diluted	129,047	128,229	128,738	128,856

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended
	December 31, 2016

	Low	High
GAAP Fully Diluted EPS, guidance	$0.24	$0.36
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles and acquisition accounting adjustments, net of tax effect	0.04	0.04
Non-GAAP diluted EPS, guidance	$0.32	$0.44

National Instruments
Reconciliation of GAAP Revenue Growth to Core Revenue Growth
(unaudited)

Three Months Ended,
September 30,
2016
YoY GAAP revenue growth, as reported	$2%
Effect of excluding our current largest customer	-1%
YoY GAAP revenue growth, excluding our largest customer	1%
Effect of excluding the impact of foreign currency exchange	3%
YoY Core revenue growth	$4%

National Instruments
Reconciliation of GAAP Revenue Growth Guidance to Core Revenue Growth Guidance
(unaudited)

Three Months Ended
December 31,
2016
Estimated YoY GAAP revenue growth, as reported	$1%
Estimated effect of excluding our current largest customer	2%
Estimated YoY GAAP revenue growth, excluding our largest customer	3%
Estimated effect of excluding the impact of foreign currency exchange	2%
Estimated YoY Core revenue growth	$5%